Exhibit 23.4

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 625
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Cawley, Gillespie & Associates, Inc. hereby consents to the incorporation by reference in the registration statement of Atlas Resource Partners, L.P. on Form S-4 of our report titled Reserve Evaluation, Atlas Resource Partners, L.P. Interests, In Certain Properties Located in Colorado and Wyoming, Pursuant to the Requirements of the Securities and Exchange Commission, Effective December 31, 2014, dated January 20, 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts”.

CAWLEY, GILLESPIE &ASSOCIATES, INC.

Robert D. Ravnaas, P.E.
President

April 6, 2015
Fort Worth, Texas